United States
Securities and Exchange Commission

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 1, 2008

First Citizens BancShares, Inc. (Exact name of registrant as specified in its charter)
Delaware 0-16715 56-1528994 (State or other jurisdiction (Commission (IRS Employer of incorporation) File Number) Identification No.)
4300 Six Forks Road Raleigh, North Carolina 27609 (Address of principal executive offices) (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]     Soliciting material pursuant to Rule 14a-12  under the Exchange Act (17 CFR 240.14a-12)

[    ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]     Pre-commencement communications pursuant to Rule 13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously announced, James B. Hyler, Jr., who served as Vice Chairman and Chief Operating Officer of First Citizens BancShares, Inc. ("Registrant"), and its subsidiary, First-Citizens Bank & Trust Company (the "Bank"), retired on January 25, 2008, from his positions as officer and director of Registrant, the Bank and Registrant's other direct and indirect subsidiaries.  In connection with his retirement, on February 1, 2008, the Bank, Registrant and Mr. Hyler entered into a Retirement Agreement and Release (the "Retirement Agreement") that provides for:

(1)	Mr. Hyler to be paid an amount equivalent to one-month's base salary, plus the amount of his unused paid time off benefit (an aggregate of $150,621);

(2)
Mr. Hyler to retain all his vested retiree benefits under Registrant's retirement plans, and for the Bank to pay Mr. Hyler an amount equivalent to the cost of continued insurance coverage for him and his qualified beneficiaries for a period of seven months ($10,761);

(3)
Mr. Hyler's agreement to various covenants and releases with the Bank and Registrant contained in the Retirement Agreement, including restrictions on engaging in activities in competition with, or soliciting the customers or employees of, the Registrant, the Bank or Registrant's other direct or indirect subsidiaries, restrictions on disclosing confidential or proprietary information, and releases of claims, in return for the Bank's payment to Mr. Hyler of $600,000 per year for five years or, if earlier, until Mr. Hyler's death.

(4)
an amendment to an existing consultation, separation from service and death benefit agreement dated September 17, 2007, between Mr. Hyler and the Bank (a copy of which was filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 2007) which, subject to Mr. Hyler's compliance with the covenants described in the Retirement Agreement, provides for payments under that agreement ($343,827 per year, payable in monthly payments for ten years) to begin on March 1, 2013 (subject to the terms of that agreement and the Retirement Agreement), and for elimination of the requirement that he provide future consulting services to the Bank;

(5)
the Bank to transfer ownership to Mr. Hyler of certain electronic equipment (including a security system, laptop computer, printer, router, and related equipment) located in his home or previously used by him; and

(6)	the Bank to pay Mr. Hyler's legal expenses incurred in enforcing or otherwise in connection with the Agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date:                      February 7, 2008                                          By:     /s/  KENNETH A. BLACK
 Kenneth A. Black
 Vice President and Chief Financial Officer